Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
2006 SECOND-QUARTER RESULTS AND $0.20 PER SHARE DIVIDEND
     Edison, New Jersey, August 10, 2006 – Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net income for the quarter ended June 30, 2006 of $0.9 million, or $0.10 per share on a fully diluted basis, compared to a net loss of $0.2 million, or $0.02 per share on a fully diluted basis, for the same period in 2005. The Board of Directors declared a second quarterly dividend of $0.20 per share on August 7, 2006 to be paid on September 5, 2006 to stockholders of record as of August 21, 2006.
For the three months ended June 30, 2006, the Company’s net income of $0.9 million was $1.0 million higher than the Company’s net loss of $0.2 million for the corresponding quarter of 2005. This increase is primarily attributed to the higher operating income of the REIT and the reduced operating loss of the HanoverTrade segment. The majority of the Company’s net income for the three months ended June 30, 2006 and 2005 is attributable to the REIT. The REIT’s increase in operating income is primarily due to a decrease of $1.6 million in compensation expense. Of the $1.6 million, $1.4 million was due to compensation expenses incurred in June 2005 for four of the Company’s executive officers pursuant to a 1997 contribution agreement, as amended, that were not incurred in 2006. The remainder of the reduction in compensation expense represents reduced expenses associated with reductions in staff. The increase in net income is partially offset by a decrease in gain on sale of mortgage assets to $0.7 million for 2006 from $1.9 million for 2005.
During the second quarter of 2006, Hanover changed the methodology by which it determines estimated fair value for its Subordinate Mortgage-Backed Securities (“MBS”) portfolio to an enhanced proprietary valuation model developed by Hanover. Hanover’s management believes the estimates used and developed by its proprietary model reasonably reflect the values the Company may be able to receive for the securities in its Subordinate MBS portfolio should the Company choose to sell them. The impact of the change in estimate was to increase the estimated fair value of Hanover’s Subordinate MBS by $7.1 million, decrease unrealized loss included in other comprehensive income by the same amount and increase book value per share by $0.86. For a full discussion of the change in estimate, see Hanover’s Form 10-Q for the quarter ended June 30, 2006 that is available through Hanover’s Web site at www.hanovercapitalholdings.com.
As shown in the attached tables, the returns on the Company’s primary investments in Subordinate MBS yielded 24.35% for the three months ended June 30, 2006 versus 19.45% for the corresponding quarter in 2005 despite an increase in the effective interest expense rate on this portfolio to 6.32% from 4.46% in 2005. The total increase was achieved with higher yielding assets and an increased leverage ratio. The credit performance on the Subordinate MBS continues to be good with negligible credit losses for the second quarter.
“The second quarterly dividend was set by the Board at $0.20 per share based in part on the results for the second quarter and also on the projected improvement in results for the remaining quarters and our changing focus from gains to net interest income. The Board performs similar evaluations for each quarterly dividend,” concluded John A. Burchett, President and Chief Executive Officer.
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HCM will host an investor conference call on Thursday, August 10, 2006 at 11:00 AM ET. The call will be broadcast on the Internet at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not able to listen to the live broadcast, a replay will be available for a period of 30 days.
To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Monday, August 14 at 11:59 PM ET by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID # 210302.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiary, Hanover Capital Partners 2, Ltd., which operates two separate divisions, Hanover Capital Partners and HanoverTrade. Hanover Capital Partners provides consulting and outsourcing services to the mortgage industry. HanoverTrade provides technology solutions for the mortgage industry. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2005 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,
	2006	December 31,
	(Unaudited)	2005
Assets
Cash and cash equivalents	$14,000	$30,495
Receivable for securities sold	5,136	—
Accounts receivable	1,425	2,606
Accrued interest receivable	1,671	1,382
Mortgage loans
Held for sale	—	10,061
Collateral for CMOs	11,833	14,074
Mortgage securities ($242,056 and $188,398 pledged under Repurchase Agreements as of June 30, 2006 and December 31, 2005, respectively)
Trading	106,839	82,487
Available for sale	145,746	106,967
Held to maturity	6,928	8,034
Other subordinate security, held to maturity	2,730	2,703
Equity investments in unconsolidated affiliates	1,344	1,289
Other assets	11,844	12,089

	$309,496	$272,187

Liabilities
Repurchase agreements	$191,599	$154,268
Collateralized mortgage obligations (CMOs)	9,340	11,438
Dividends payable	—	2,124
Accounts payable, accrued expenses and other liabilities	3,921	3,498
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239

	246,099	212,567

Contingencies	—	—
Minority interest in equity of consolidated affiliate	—	189

Stockholders’ Equity
Preferred stock: $0.01 par value, 10 million shares authorized, no shares issued and outstanding	—	—
Common stock: $0.01 par value, 90 million shares authorized, 8,356,662 and 8,496,162 shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	84	85
Additional paid-in capital	103,236	104,231
Retained earnings (deficit)	(40,263)	(38,737)
Deferred stock-based compensation	—	(205)
Accumulated other comprehensive income (loss)	340	(5,943)

	63,397	59,431

	$309,496	$272,187

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues
Interest income	$5,584	$3,832	$10,879	$7,664
Interest expense	3,140	1,986	5,981	3,558

Net interest income before loan loss provision	2,444	1,846	4,898	4,106
Loan loss provision	—	14	—	21

Net interest income	2,444	1,832	4,898	4,085
Gain on sale of mortgage assets	734	1,886	625	4,166
(Loss) gain on mark to market of mortgage assets	(1,118)	1,262	(2,319)	(366)
Gain (loss) on freestanding derivatives	675	(2,044)	1,321	(1,336)
Due diligence fees	2,496	3,154	5,029	5,696
Technology	973	961	1,888	1,515
Loan brokering and advisory services	—	336	105	848
Reimbursed out-of-pocket expenses	344	570	770	1,033
Other (loss) income	(38)	135	(87)	191

Total revenues	6,510	8,092	12,230	15,832

Expenses
Personnel	1,910	3,556	4,089	5,816
Subcontractors	1,346	1,496	2,729	2,677
Legal and professional	638	642	1,536	1,562
General and administrative	387	439	825	827
Depreciation and amortization	201	325	390	606
Occupancy	197	136	343	271
Technology	353	515	732	810
Travel and entertainment	77	94	177	196
Out-of-pocket expenses reimbursed	344	570	770	1,033
Other	232	275	554	574

Total expenses	5,685	8,048	12,145	14,372

Operating income	825	44	85	1,460
Equity in income (loss) of unconsolidated affiliates	28	(104)	55	(200)
Minority interest in loss of consolidated affiliate	—	(14)	(5)	(14)

Income (loss) before income tax provision (benefit)	853	(46)	145	1,274
Income tax provision (benefit)	—	117	(11)	74

Net Income (Loss)	$853	$(163)	$156	$1,200

Basic Earnings (Loss) Per Share	$0.10	$(0.02)	$0.02	$0.14

Diluted Earnings (Loss) Per Share	$0.10	$(0.02)	$0.02	$0.14

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
SUMMARY INFORMATION FOR REIT PORTFOLIO ASSETS
(dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$129,402	$64,654	$14,442
Average CMO borrowing balance	—	—	9,926
Average balance — Repurchase Agreements	83,782	56,034	815

Net investment	$45,620	$8,620	$3,701

Average leverage ratio	64.75%	86.67%	74.37%

Effective interest income rate	12.68%	5.51%	7.06%
Effective interest expense rate — CMO borrowing	—	—	6.57%
Effective interest expense rate — Repurchase Agreements	6.32%	5.06%	15.21%

Net interest spread	6.36%	0.45%	(0.16)%

Interest income	$4,101	$890	$255
Interest expense — CMO borrowing	—	—	163
Interest expense — Repurchase Agreements	1,324	709	31

Net interest income	$2,777	$181	$61

Yield	24.35%	8.40%	6.59%

	Three Months Ended June 30, 2005
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$71,764	$100,627	$36,988
Average CMO borrowing balance	—	—	28,578
Average balance — Repurchase Agreements	41,443	88,593	2,901

Net investment	$30,321	$12,034	$5,509

Average leverage ratio	57.75%	88.04%	85.11%

Effective interest income rate	10.79%	5.00%	5.23%
Effective interest expense rate — CMO borrowing	—	—	5.40%
Effective interest expense rate — Repurchase Agreements	4.46%	3.07%	4.96%

Net interest spread	6.33%	1.93%	(0.13)%

Interest income	$1,936	$1,257	$484
Interest expense — CMO borrowing	—	—	386
Interest expense — Repurchase Agreements	462	680	36

Net interest income	$1,474	$577	$62

Yield	19.45%	19.18%	4.50%

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
SUMMARY INFORMATION FOR REIT PORTFOLIO ASSETS
(dollars in thousands)
(Unaudited)

	Six Months Ended June 30, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$122,357	$65,084	$18,982
Average CMO borrowing balance	—	—	10,401
Average balance — Repurchase Agreements	79,018	56,207	2,344

Net investment	$43,339	$8,877	$6,237

Average leverage ratio	64.58%	86.36%	67.14%

Effective interest income rate	12.83%	5.33%	6.89%
Effective interest expense rate — CMO borrowing	—	—	6.21%
Effective interest expense rate — Repurchase Agreements	6.09%	4.79%	6.66%

Net interest spread	6.74%	0.54%	0.60%

Interest income	$7,851	$1,736	$654
Interest expense — CMO borrowing	—	—	323
Interest expense — Repurchase Agreements	2,408	1,346	78

Net interest income	$5,443	$390	$253

Yield	25.12%	8.79%	8.11%

	Six Months Ended June 30, 2005
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$67,273	$103,688	$38,600
Average CMO borrowing balance	—	—	31,233
Average balance — Repurchase Agreements	39,363	91,583	2,091

Net investment	$27,910	$12,105	$5,276

Average leverage ratio	58.51%	88.33%	86.33%

Effective interest income rate	11.09%	5.00%	5.78%
Effective interest expense rate — CMO borrowing	—	—	5.65%
Effective interest expense rate — Repurchase Agreements	4.28%	2.81%	4.78%

Net interest spread	6.81%	2.19%	0.19%

Interest income	$3,729	$2,592	$1,115
Interest expense — CMO borrowing	—	—	882
Interest expense — Repurchase Agreements	842	1,288	50

Net interest income	$2,887	$1,304	$183

Yield	20.69%	21.54%	6.94%

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